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Exhibit 10.2.1

AMENDMENT TO THE
EMPLOYMENT AGREEMENT WITH DON S. HARVEY

        WHEREAS, Emergency Medical Services, L.P. ("Purchaser") and Don S. Harvey ("Executive") entered into an Employment Agreement ("Agreement") on February 10, 2005, as amended; and

        WHEREAS, the Purchaser and the Executive desire to amend the Agreement to reflect compliance with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended.

        NOW, THEREFORE, the Agreement is hereby amended effective January 1, 2009 as follows:

        1.     The third sentence of Section 6(a)(i) is deleted and replaced with the following:

    Upon such termination, Purchaser may elect, in its sole and absolute discretion, to pay the Executive his Base Salary in effect at the time of such termination for a period of up to 24 months following such termination as consideration for Executive's agreement set forth in paragraph (b) of this Article 6, and any such payment shall be made on the Purchaser's regularly scheduled payroll dates during such period. Notwithstanding anything herein to the contrary, in the event that Executive is determined to be a specified employee within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended ("Code") for purposes of any payment on termination of employment hereunder, payment shall be made or begin, as applicable, on the first payroll date which is more than six months following the date of separation from service, to the extent required to avoid any adverse tax consequences under Section 409A of the Code.

IN WITNESS WHEREOF, Purchaser and Executive have executed this Agreement, in multiple counterparts, each of which shall be deemed an original, this 30th day of December, 2008 and effective January 1, 2009.

PURCHASER		ATTEST:
By:	/s/ William A. Sanger	By:
Its:	CEO and Chairman, EMSC	Its:

EXECUTIVE
/s/ Don S. Harvey
Print:	Don S. Harvey

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AMENDMENT TO THE EMPLOYMENT AGREEMENT WITH DON S. HARVEY